EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Paradigm Genetics, Inc. of our report dated March 16, 2004 relating to the financial statements, which appears in the Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

May 24, 2004